Exhibit 10(o)

                          AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                            DATED AUGUST 14, 1995 BETWEEN
                        QUAKER CHEMICAL CORPORATION AND RONALD J. NAPLES



     AMENDMENT NO. 1 ("Amendment"), dated and effective as of January 1, 1997, between QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (the "Company"), and RONALD J. NAPLES ("Executive").


                                 BACKGROUND:

     The Company and Executive entered into an Employment Agreement dated August 14, 1995 (the "Employment Agreement"). The Company and Executive desire, by this Amendment No. 1, to amend the Employment Agreement in certain respects.

     NOW, THEREFORE, intending to be legally bound hereby, the Company and Executive agree as follows:


     1. Paragraph 4(b) of the Employment Agreement is hereby amended by adding thereto the following sentence:

          "Notwithstanding anything contained in this Paragraph 4(b) to the contrary, this Paragraph 4(b) shall not apply to and Executive shall not participate in the Quaker Annual Incentive Compensation Plan for the years 1997 and 1998."

     2. The Employment Agreement is hereby amended by adding thereto a new Paragraph 4.1 which reads as follows:

          "4.1  1997 and 1998 Restricted Stock Awards.

          (a) On or before June 30, 1997, the Company shall cause to be issued in Executive's name 35,000 shares of the Company's Common Stock as a restricted stock award for the years 1997 and 1998 (the "Award Shares"). Certificates representing the Award Shares shall

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          be deposited with the Company together with stock powers endorsed by
          Executive in blank to be held in custody by the Company for the Executive's account. The certificates representing the Award Shares shall bear the following legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of Paragraph 4.1 of an Employment Agreement between Quaker Chemical Corporation and Ronald J. Naples dated August 14, 1995, as amended. A copy of such Employment Agreement is on file in the offices of Quaker Chemical Corporation."

          (b) On or before May 1 of each of the years 1997 and 1998, the Compensation Committee shall establish "Operating Income Financial Performance Criteria" for the Company for each of those years, and shall set levels thereof to be achieved so as to permit the delivery of 30%, 40% or 50% of the Award Shares to Executive for each such year.

          (c) The Company shall deliver Award Shares to Executive free of the aforesaid legend and of all restrictions (except as otherwise provided in this Paragraph 4.1) in two installments of up to 17,500 Award Shares each on March 31, 1998 and 1999, provided that Executive is employed by the Company on the immediately preceding December 31. The number, if any, of Award Shares to be delivered to Executive in each such installment shall be determined by comparing the Company's actual results for the years 1997 and 1998, as the case may be, with the Operating Income Financial Performance Criteria established and levels set for such year pursuant to Paragraph 4.1(b). Interpolation shall be applied to determine the exact number of Award Shares to be delivered if the Company's results fall between the levels for a 30%, 40% or 50% delivery.

          If by March 31, 1998, less than 17,500 Award Shares have been delivered or are deliverable to Executive, the difference between the number of Award Shares so delivered or deliverable and 17,500 shall be forfeited and transferred to the Company without further action by Executive or the Company.


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          If by March 31, 1999, less than 35,000 Award Shares have been delivered or are deliverable to Executive, the difference between the number of Award Shares so delivered or deliverable and 35,000 shall be forfeited and transferred to the Company without further action by Executive or the Company.

          (d) During the period Award Shares are held in custody by the Company, Executive shall generally have the rights and privileges of a shareholder as to the Award Shares including the right to all cash or stock dividends paid with respect to the Award Shares and the right to vote the Award Shares, except that none of the Award Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of by Executive except by will or the laws of dissent and distribution. Subject to Paragraph 4.1(e), all of the Award Shares remaining in the custody of the Company shall be forfeited to the Company and all rights of Executive to the Award Shares shall terminate without further obligation on the part of the Company upon the termination of Executive's employment with the Company. Upon such forfeiture of any Award Shares, the forfeited shares shall be transferred to the Company without further action by Executive or the Company.

          (e) Notwithstanding anything contained in this Paragraph 4.1 to the contrary, if prior to December 31, 1998 Executive's employment with the Company shall terminate by reason of his death or by reason of his disability or if the Company shall terminate Executive's employment with the Company without "Cause", or Executive shall terminate his employment with the Company for "Good Reason", or there shall occur a "First Event" or a "Significant Transaction" (as each of said terms are defined in this Agreement), then, and in any such event, the Company shall, within thirty days after the occurrence of such event, pay and deliver to Executive or his personal representative, as the case may be, free of all restrictions (except as otherwise provided in this Paragraph 4.1), the remaining Award Shares in the custody of the Company which have not been delivered to Executive. The termination of Executive's


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          employment on or after December 31, 1998 shall not affect his right, if any, to receive the delivery of Award Shares pursuant to Paragraph 4.1(c).

          (f) In the event of a change in the outstanding shares of the Company's Common Stock through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, appropriate and proportionate adjustments shall be made by the Compensation Committee in the number and kind of shares of capital stock to be paid by the Company.

          (g) The Company shall determine the appropriate amount of Federal, state and local withholding taxes or charges due as a result of the payment of the Award Shares, which amount the Company shall transmit to the appropriate taxing authority (the "Withholding Amount"). Executive may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) authorizing the Company to deduct from the number of Award Shares otherwise deliverable hereunder, such number of Award Shares as shall have a fair market value equal to the Withholding Amount; (b) delivering to the Company such number of unencumbered shares of the Company's Common Stock as shall have an aggregate fair market value equal to the Withholding Amount; or (c) tendering a cash payment.

          (h) Award Shares will not be paid and delivered to Executive hereunder except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws, withholding tax requirements and the rules of all stock exchanges, if any, on which the Company's Common Stock may be listed.

          (i) Executive represents and warrants to the Company that he is and will be acquiring the Award Shares to be paid and delivered to him hereunder for investment for his own account and not with a view to the resale, distribution or public offering thereof. Executive


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          acknowledges that he has been informed and is aware that the Award
          Shares are not and may not be registered under the Securities Act of 1933 and applicable state securities laws (and that the Company has no obligation to effect such registration) and must be held indefinitely until they are subsequently registered under said Act or an exemption from such registration is available; and that routine sales of securities made in reliance upon SEC Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule and subject to compliance with Section 16 of the Securities Exchange Act of 1934.

          (j) Any share certificate delivered to Executive hereunder may bear such legends and statements as the Company shall deem advisable to assure compliance with Federal and state laws and regulations. The Company may require Executive to execute and deliver to the Company an agreement or other instrument evidencing Executive's acceptance of the terms and conditions hereof or as may be deemed necessary to effectuate the provisions of this Agreement."

     3. Except as specifically provided herein, the Employment Agreement remains in full force and effect without further modification or amendment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the day and year first above written.


                                   QUAKER CHEMICAL CORPORATION


                                   By:___________________________________


                                    -------------------------------------
                                    RONALD J. NAPLES


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